Calculation of Filing Fee Tables
S-8
Xerox Holdings Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $1.00 per share	Other	15,000,000	$ 2.49	$ 37,350,000.00	0.0001381	$ 5,158.04
Total Offering Amounts:						$ 37,350,000.00		$ 5,158.04
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,158.04
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 to which this exhibit relates also registers an indeterminable number of additional shares of common stock of Xerox Holdings Corporation, par value $1.00 per share ("Common Stock"), as may hereafter be offered or issued under the Xerox Holdings Corporation 2024 Equity and Performance Incentive Plan (as may be amended or restated from time to time, the "Plan") to prevent dilution resulting from any future stock splits, stock dividends or similar adjustments of the outstanding Common Stock. (2) Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) under the Securities Act based on the average of the high and low prices per share of Common Stock of $2.49 on May 14, 2026, as reported on the NASDAQ Global Select Market. (3) Represents the additional 15,000,000 shares of Common Stock reserved and available for issuance under the Plan as of May 20, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources